EXHIBIT 99.1

Accuray Appoints Paul Miele as Senior Vice President and Chief Commercial Officer

MADISON, Wis., April 6, 2026 — Accuray Incorporated (NASDAQ: ARAY), a leading provider of radiation therapy systems for cancer treatment, today announced the appointment of Paul Miele as Senior Vice President and Chief Commercial Officer, effective April 6, 2026. Miele will join Accuray’s executive leadership team and lead the company’s global commercial organization as Accuray continues to advance its transformation and strengthen execution across its portfolio.

“Paul brings deep global commercial leadership experience and a strong track record of driving transformation and sales growth in complex medical technology businesses,” said Steve La Neve, President and Chief Executive Officer of Accuray. “His background in rebuilding commercial operating models, accelerating capital equipment and services sales, and unlocking recurring revenue opportunities will be instrumental as we continue to strengthen our commercial performance and position Accuray for long‑term value creation.”

Mr. Miele is a seasoned commercial executive with nearly two decades of experience leading and scaling global capital medical device businesses across the Americas, EMEA, and APAC. Most recently, Mr. Miele served as Business Unit Leader and General Manager for the MONARCH™ robotic platform at Johnson & Johnson MedTech, where he was recruited to lead a commercial turnaround. In that role, he rebuilt the commercial operating model, reactivated the installed base, strengthened service and solutions monetization, and accelerated capital equipment sales, reversing a revenue decline trend and generating double digit percentage annual sales growth during his tenure. Prior to Monarch, Mr. Miele was similarly successful in senior commercial roles at Globus Medical and Intuitive Surgical.

As Chief Commercial Officer, Mr. Miele will be responsible for defining and executing Accuray’s global commercialization strategy across sales, marketing, pricing and market access, commercial partnerships, and launch excellence.

“Accuray has a strong foundation of innovation, a large installed base, a group of dedicated distribution partners, and a meaningful opportunity to further strengthen its commercial impact worldwide,” said Paul Miele. “Most importantly, Accuray’s products are vital to treating cancer patients in 70+ countries around the world. I’m excited to join the team and help drive growth in systems and services sales, with a particular focus on marketing and selling value-added solutions to our customers, on commercial execution, and on carrying out Accuray’s mission for the benefit of countless customers and patients.”

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, expectations regarding the Company’s new Chief Commercial Officer and ability to strengthen commercial performance. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; the company's ability to achieve widespread market acceptance of its products; substantial outstanding indebtedness and its ability to maintain compliance with financial covenants related to its debt; the effect of enhanced international tariffs on the company; the company's ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on February 17, 2026, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Media Contact
Steve Monroe
Accuray
smonroe@accuray.com

Investor Contact
Aman Patel, CFA
Investor Relations, ICR-Westwicke
aman.patel@westwicke.com